Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No.5 to Registration Statement on Form S-1/A of our report dated September 10, 2010, relating to the consolidated financial statements of Sea Star Group, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

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Bongiovanni & Associates C.P.A’s

September 17, 2010